EXHIBIT 99.1

      Semitool Issues Revised Third Quarter Fiscal 2004 Guidance;
       Company Also Announces Date of Fiscal 2004 Third Quarter
                            Conference Call

    KALISPELL, Mont.--(BUSINESS WIRE)--July 7, 2004--Semitool, Inc. (Nasdaq:SMTL), a leading supplier of wafer surface preparation and electrochemical deposition (ECD) systems, today announced that fiscal 2004 third quarter earnings would be below previously estimated figures due to delayed final sign-offs on four of the company's new tools. These tools feature greater numbers of increasingly complex process chambers delivered via the company's new Raider platform.
    Semitool said that it now anticipates that revenues for the third quarter of fiscal 2004, ended June 30, 2004, will be approximately $26 million, down from their previous forecast of $33 to $36 million. Results per share for the quarter are expected to range from a loss of between $0.05 to $0.06 per share, compared to the previous forecast of earnings between $0.02 and $0.05 per share.
    Ray Thompson, chairman and chief executive of Semitool, commented, "The first deliveries of leading-edge process chambers that we are placing on our advanced Raider platform caused certain global customers to take longer than anticipated to sign-off on final acceptances. Our revenue recognition policy requires final customer acceptance on new tools prior to recording revenue on the sale."
    Thompson noted, "However, tools shipped remain in our deferred revenue, and we will report them in revenue upon customers' acceptance."
    Semitool also announced that it anticipates announcing final quarterly results for the company's fiscal 2004 third quarter after the market closes on July 27, 2004. There will also be a conference call for interested investors and other parties at 5:00 p.m. eastern time that afternoon, available via Semitool's Web site, www.semitool.com.

    Safe Harbor Statement

    The matters discussed in this news release include forward-looking statements, including statements relating to the increased complexity of our tools and its impact on the timing of future customer sign-offs, the recording of earnings from deferred revenue as customer acceptances are received, and the revised guidance for the fiscal 2004 third quarter. These forward-looking statements are based on management's estimates, projections and assumptions as of the date hereof and are subject to risks that are discussed in our filings with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K for the year ended September 30, 2003. Our business in general is subject to known and unknown uncertainties that could cause actual circumstances to differ materially from those projected in such forward-looking statements, including but not limited to, the cyclicality in the semiconductor industry, rapid technological change, the introduction of competing products and technologies, market non-acceptance of Semitool's new products and technologies, as well as cancellations of orders and delays in customer acceptances. Actual results can differ materially from those anticipated in our forward-looking statements. We assume no obligation to update forward-looking statements that become untrue because of subsequent events.

    About Semitool, Inc.

    Semitool designs, manufactures and supports highly engineered, multi-chamber single-wafer and batch wet chemical processing equipment used in the fabrication of semiconductor devices. The company's primary suites of equipment include electrochemical deposition systems for electroplating copper, gold, solder and other metals; surface preparation systems for cleaning, stripping and etching silicon wafers; and wafer transport container cleaning systems. The company's equipment is used in semiconductor fabrication front-end and back-end processes, including wafer level packaging.

    Headquartered in Kalispell, Montana, Semitool maintains sales and support centers in the United States, Europe and Asia. The company's stock trades on the Nasdaq National Market under the symbol SMTL. For more information, please visit the company's Web site at www.semitool.com.

    Note to Editors: Semitool is a registered trademark of Semitool, Inc.

    CONTACT: Semitool, Inc.
             Larry A. Viano, 406-752-2107
             lviano@semitool.com
                 or
             Investor Relations Partners, Inc.
             Shellie M. Roth, 973-535-8389
             roth@irpartners.com